Exhibit 23.2

INDEPENDENT ACCOUNTANTS’ CONSENT

We consent to the use in the Registration Statement of MTC Technologies, Inc. on Form S-3 (Registration Statement No.
333-112056) of our report dated September 11, 2003 appearing in the Current Report on Form 8-K/A of MTC Technologies, Inc., as filed with the Securities and Exchange Commission on December 15, 2003. We also consent to the reference to us under the heading “Experts” in the registration statement.

Swindon, Springer & Company, Inc.

/s/ Mark Swindon, President

February 10, 2004